Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333‑215734, 333-232342, 333-232662, 333-234451 and 333-257143) on Form S-8 and (No. 333-256092 and No. 333-222831) on Form S-3 of our reports dated February 16, 2023, with respect to the consolidated financial statements of NexTier Oilfield Solutions Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Houston, Texas
February 16, 2023